UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 8-K/A

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                October 30, 2002
                                (Date of earliest
                                 event reported)



Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321


Item 5. Other Events

The purpose of the Current Report is to file certain financial information regarding Exelon Corporation and Subsidiary Companies. Such financial information is set forth in the exhibits to this Current Report.

Explanatory Note.
         This amendment to Exelon Corporation's (Exelon) Annual Report on Form 8-K for the period ended December 31, 2001 reflects a restatement as a result of a $101 million double posting of deferred income taxes recorded associated with unrealized losses on Exelon Generation Company LLC's (Generation) nuclear decommissioning trust fund securities. Additionally, Exelon and Generation determined that Other Comprehensive Income should be restated for the amount of $27 million to reflect Generation's ownership interest in the Other Comprehensive Income of its equity investments in AmerGen Energy Company, LLC and Sithe Energies Inc. Earnings per share, net income and cash flow for the periods are not affected by the restatements. However, Other Comprehensive Income, which is a component of Shareholders' Equity, will be reduced by a total of approximately $128 million as of December 31, 2001 as a result of the revision. See Note 2. No attempt has been made in this Form 8-K/A to modify or update other disclosures as presented in the original Form 8-K except as required to reflect the effects of the restatements.


Item 7. Financial Statements and Exhibits

(c) Exhibits.

23     Consent of the Independent Public Accountants

99-1   Selected Financial Data

99-2   Financial Statements and Supplementary Data

                                   SIGNATURES
--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EXELON CORPORATION





                                        /S/  Ruth Ann Gillis
                                        --------------------------
                                        Ruth Ann Gillis
                                        Senior Vice President and
                                        Chief Financial Officer



                                        /s/ John W. Rowe
                                        --------------------------
                                        JOHN W. ROWE
                                        Chairman of the Board and Chief
                                        Executive Officer


October 30, 2002